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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-84398 of Sterling Bancshares, Inc. on Form S-8 of our report dated March 9, 1998, appearing in the Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Houston, Texas
June 17, 1998